SECURITIES PURCHASE AGREEMENT

by and between

NEXMED, INC.,

NEXMED (U.S.A.), INC.

and

METRONOME LPC 1, INC.,

dated as of November 30, 2006

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made as of November 30, 2006 by and between NexMed, Inc., a Nevada corporation (the “Company”), NexMed (U.S.A.), Inc., a Delaware Corporation (the “Subsidiary”) and Metronome LPC 1, Inc., a Delaware corporation (the “Purchaser”).

ARTICLE I

Definitions

Section 1.1  Definitions

“Action or Proceeding” has the meaning set forth in Section 12.14.

“Affiliate” of any Person means any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, as such terms are used and construed under Rule 144 of the Securities Act.

“Agreement” has the meaning set forth in the Introduction.

“Closing” has the meaning set forth in Section 2.2(a).

“Company” means NexMed, Inc., a Nevada corporation.

“Common Stock” has the meaning set forth in Section 2.1(a).

“Debt” means, for any Person the sum of the following (without duplication): (i) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments (including principal, interest, fees and charges); (ii) all obligations of such Person (whether contingent or otherwise) in respect of bankers’ acceptances, letters of credit, surety or other bonds and similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money); (iv) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable (whether contingent or otherwise); (v) all obligations under operating leases which require such Person or its Affiliate to make payments over the term of such lease, including payments at termination, based on the purchase price or appraisal value of the Property subject to such lease plus a marginal interest rate, and used primarily as a financing vehicle for, or to monetize, such Property; (vi) all Debt (as described in the other clauses of this definition) and other obligations of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; (vii) all Debt (as described in the other clauses of this definition) and other obligations of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the debtor or obligations of others; (viii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (ix) obligations to deliver goods or services; (x) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person; and (xi) any capital stock of such Person in which such Person has a mandatory obligation to redeem such stock.

“Direct Claim” has the meaning set forth in Section 12.14.

“East Windsor Property” means the real property located at 89 Twin Rivers Drive, East Windsor, New Jersey 08520.

“Excepted Liens” means: (i) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained; (ii) Liens in connection with workmen’s compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (iii) operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, workmen’s, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or statutory landlord’s liens, each of which is in respect of obligations that have not been outstanding more than 90 days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; (iv) any Liens reserved in leases for rent and for compliance with the terms of the leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Company or materially impair the value of such Property subject thereto; (v) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other Property of the Company for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any rights of way or other Property which in the aggregate do not materially impair the use of such rights of way or other Property for the purposes of which such rights of way and other Property are held by the Company or materially impair the value of such Property subject thereto; (vi) deposits of cash or securities to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business; and (vii) Liens permitted by the Mortgage.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Authority” shall include the country, the state, county, city and political subdivisions in which any Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities which exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Company or any of its Property or the Purchaser.

“Indebtedness” means any and all amounts owing or to be owing by the Company to the Purchaser in connection with the Senior Secured Note and all renewals, extensions and/or rearrangements of any of the above.

“Indemnified Persons” has the meaning set forth in Section 12.14.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (i) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term “Lien” shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Company shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Losses” has the meaning set forth in Section 12.14.

“Material Adverse Effect” means any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations or affairs of the Company from the facts represented or warranted in this Agreement, taken as a whole, (ii) the ability of the Company to carry out its business as at the Closing or as proposed as of the Closing to be conducted or meet its obligations under this Agreement or the Related Agreements on a timely basis, or (iii) the Purchaser’s interests in the collateral securing the Indebtedness, taken as a whole, or the Purchaser’s ability to enforce its rights and remedies under this Agreement or the Related Agreements, at law or in equity.

“Mortgage” has the meaning set forth in Section 8.1.

“Permitted Indebtedness” means (i) any Debt which is not secured by Property of the Company (other than as set forth in the below proviso) and which is junior in ranking to the Senior Secured Note, (ii) obligations incurred as the deferred purchase price of property or services, (iii) Debt incurred solely in connection with the purchase of equipment which indebtedness is secured by a lien on such equipment, (iv) equipment financing leases, (v) trade payables entered into in the ordinary course of business; (vi) Debt secured by Excepted Liens, or (vii) Debt up to an aggregate principal amount of $3,000,000 plus applicable interest incurred in connection with a refinancing of the Tailwind Debt; provided, that, if the Purchaser is granted a first lien security interest in the East Windsor Property, “Permitted Indebtedness” shall also include Debt secured by a second lien security interest on the East Windsor Property.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Price” has the meaning set forth in Section 2.1(a).

“Purchaser” means Metronome LPC 1, Inc., a Delaware corporation.

“Related Agreements” means the Senior Secured Note, the Warrant and the Mortgage.

“Responsible Officer” means, as to any Person, the Chief Executive Officer, the President, any Vice President, member, or manager of such Person and, with respect to financial matters, the term “Responsible Officer” shall include the Chief Financial Officer or equivalent member of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Company.

“Restricted Payments” has the meaning set forth in Section 9.9.

“SEC” means the Securities and Exchange Commission.

“SEC Filings” means the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and all other reports filed by the Company pursuant to the Securities Exchange Act of 1934 since December 31, 2003.

“Securities” has the meaning set forth in Section 2.1(a).

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Secured Note” has the meaning set forth in Section 2.1(a).

“Subsidiary” means NexMed (U.S.A.), Inc., a Delaware corporation and a wholly-owned subsidiary of the Company.

“Tailwind Debt” means the Company’s Debt obligations due May 31, 2007 pursuant to the Convertible Notes in favor of The Tail Wind Fund Ltd. and Solomon Strategic Holdings, Inc.

“Tailwind Mortgage” means the Mortgage, Security Agreement and Assignment of Leases and Rents by NexMed (U.S.A.), Inc., in favor of The Tail Wind Fund Ltd. and Solomon Strategic Holdings, Inc. dated June 11, 2002, as amended.

“Warrant” has the meaning set forth in Section 2.1(a).

“Warrant Shares” have the meaning set forth in Section 2.1(a).

ARTICLE II

Purchase and Sale of Senior Secured Note,
Common Stock Units and Redeemable Warrants

Section 2.1  Initial Purchase and Sale.

(a) The Company has authorized the sale and issuance to the Purchaser of (i) the Senior Secured Note due December 31, 2007, in an aggregate original principal amount of $2,000,000 (the “Senior Secured Note”) and (ii) warrants (the “Warrant”) to purchase up to 500,000 shares (the “Warrant Shares”) of the Company’s common stock, par value $.001 per share (the “Common Stock”). The Senior Secured Note, the Warrants and the Warrant Shares are hereinafter called, collectively the “Securities.” The aggregate purchase price (the “Purchase Price”) for the Securities shall be $2,000,000. The Senior Secured Note and the Warrant shall be in the forms attached hereto, respectively as Exhibits A and B.

(b) Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing (as defined below), and the Company agrees to sell and issue to the Purchaser at the Closing the Securities at the aggregate purchase price equal to the Purchase Price. Each of the Company and the Purchaser shall become a party to this Agreement and shall have the respective rights and obligations hereunder.

Section 2.2 Closing.

(a) The closing of the purchase and sale of the Securities shall take place at the offices of Andrews Kurth LLP, 450 Lexington Avenue, 15th Floor, New York, New York 10017, contemporaneously with the execution and delivery hereof by the Company and Purchaser of the executed definitive documents and cash (which time and place are designated as the “Closing”).

(b) At the Closing, the Company shall deliver to the Purchaser the Senior Secured Note and the Warrant against payment of the Purchase Price therefor by wire transfer of immediately available funds to an account designated by the Company.

ARTICLE III

Representations and Warranties of the Company

In order to induce the Purchaser to enter into this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby, the Company hereby represents and warrants to the Purchaser as of date of the Closing as follows:

Section 3.1 Organization; Good Standing; Qualification. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada. The Company is duly qualified and is authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify (either singly or taken together) could reasonably be expected to have a Material Adverse Effect on the Company’s business. The Company is the sole shareholder of the Subsidiary.

Section 3.2 Corporate Power. The Company has all requisite corporate power and authority (i) to own and operate its properties and assets and to carry on its business as presently conducted and as presently proposed to be conducted, (ii) to execute and deliver this Agreement and each of the Related Agreements, (iii) to issue upon exercise of the Warrant, the Warrant Shares and (iv) to carry out and perform the provisions of this Agreement and the Related Agreements.

Section 3.3 Authorization. All corporate action on the part of the Company necessary for the authorization of and its execution and delivery of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Senior Secured Note and the Warrant Shares has been taken or will be taken prior to the Closing. This Agreement and the Related Agreements, when executed and delivered by the Company, will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, except only (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent the indemnification provisions contained in this Agreement and the Warrant may be limited by applicable securities laws and principles of public policy.

Section 3.4 Conflicts. The execution and performance of the transactions contemplated by this Agreement and the Related Agreements by the Company and the compliance with their respective provisions by the Company will not (a) conflict with or violate the certificate of incorporation or by-laws of the Company or (b) require on the part of the Company any filing with, or any permit, authorization, consent or approval of any agency, bureau, commission, court, authority, department, official, political subdivision, tribunal or other instrumentality of any Governmental Authority except as would not have a Material Adverse Effect on the ability of the Company to complete the transactions contemplated by this Agreement or (c) result in any violation or be in conflict with or constitute, with or without the passage of time or giving of notice, either a default under any mortgage, indenture, agreement, instrument, judgment, order, writ, decree or contract or an event that would have a Material Adverse Effect on the ability of the Company to complete the transactions contemplated by this Agreement. The parties acknowledge and agree that if any provision of this Agreement is interpreted to violate the Tailwind Mortgage, then such provision shall be interpreted in a manner favorable to the Tailwind Mortgage.

Section 3.5 Valid Issuance of the Warrant Shares. The Warrant Shares have been duly authorized and validly reserved for issuance and upon issuance after payment of the exercise price in accordance with the Warrants, will be validly issued, fully paid and non-assessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

Section 3.6 Capitalization and Voting Rights.

(a) The authorized capital stock of the Company consists of 120,000,000 shares of common stock, par value $.001 and 10,000,000 shares of preferred stock, par value $.001. 66,919,589 shares of common stock are issued and outstanding as of the date of this Agreement and prior to giving effect to the transactions contemplated hereby, and no shares of preferred stock are outstanding.

(b) Except as disclosed in Schedule 3.6, there are no subscriptions, warrants, options, convertible securities or other rights (contingent or otherwise) to purchase or acquire any shares of any class of stock of the Company. Except as set forth in Schedule 3.6, there is no future commitment by Company to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its Common Stock any evidences of indebtedness or assets, nor is there any obligation on the part of the Company (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its Common Stock thereof.

Section 3.7 Compliance with Other Instruments. The Company is not in violation or default (i) of any provision of its certificate of incorporation or by-laws (both as amended to date) or (ii) of any provision of any mortgage, indenture, agreement, instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or (iii) of any federal or state statute, rule or regulation applicable to the Company which, with respect to clauses (ii) and (iii), could reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance by the Company of this Agreement and the Related Agreements, the consummation of the transactions contemplated hereby and thereby, and the offer, sale and issuance of the Senior Secured Note and the issuance of the Warrant Shares upon exercise of the Warrant, will not result in any such violation or be in conflict with or constitute, with or without the passage of time or giving of notice, either a default under any mortgage, indenture, agreement, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company (other than pursuant to the Mortgage) or the suspension, revocation, impairment, forfeiture or non-renewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

Section 3.8 Environmental and Safety Laws. The Company is not currently in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and reasonably believes that no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

Section 3.9 Litigation. Except as set forth on Schedule 3.9, there is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that questions the validity of this Agreement or the Related Agreements, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby or that could be reasonably expected to have a Material Adverse Effect.

Section 3.10 Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as presently conducted by it, the lack of which would have a Material Adverse Effect, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently proposed to be conducted. The Company is not in default under any of such franchises, permits, licenses or other similar authority.

Section 3.11 Tax Returns, Payments and Elections. The Company has no tax liabilities other than tax liabilities that have arisen in the ordinary course of business and which are not past due or delinquent.

Section 3.12 Registration Rights. Except as set forth in Schedule 3.12, the Company is presently not under any obligation and has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may hereafter be issued.

Section 3.13 Insurance. The Company carries insurance with respect to the East Windsor Property, and the Company has (i) not received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

Section 3.14 Sponsors, Brokers or Finders; Other Offers. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for sponsor, brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

Section 3.15 Absence of certain changes; Action. Except as disclosed in the SEC Filings, since December 31, 2004, the Company has not: (1) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (2) incurred any indebtedness for money borrowed or incurred any other material liabilities, (3) made any loans or advances to any person, other than ordinary advances for travel expenses or deferred salary; or (4) sold, exchanged or otherwise disposed of any of its material assets or rights, other than the sale of its inventory in the ordinary course of business. The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its certificate of incorporation or by-laws, that materially adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

Section 3.16 Disclosure. Neither this Agreement, the Related Agreements, nor any other written statements or certificates made or delivered by the Company herewith, when taken as a whole, contains any untrue statement of a material fact relating to the Company or omits to state a material fact which is necessary to make the statements relating to the Company contained herein or therein not misleading in light of the circumstances under which they were made.

ARTICLE IV

Representations, Warranties and Covenants of the Subsidiary

In order to induce the Purchaser to enter into this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby, the Subsidiary hereby represents and warrants to the Purchaser as of date of the Closing as follows:

Section 4.1 Organization; Good Standing; Qualification. The Subsidiary is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and is a wholly-owned subsidiary of the Company. The Subsidiary is duly qualified and is authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify (either singly or taken together) could reasonably be expected to have a Material Adverse Effect on the Subsidiary’s business.

Section 4.2 Corporate Power. The Subsidiary has all requisite corporate power and authority (i) to own and operate its properties and assets and to carry on its business as presently conducted and as presently proposed to be conducted, (ii) to execute and deliver this Agreement and each of the Related Agreements and (iii) to carry out and perform the provisions of this Agreement and the Related Agreements.

Section 4.3 Authorization. All corporate action on the part of the Subsidiary necessary for the authorization of and its execution and delivery of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder and thereunder has been taken or will be taken prior to the Closing. This Agreement and the Related Agreements, when executed and delivered by the Subsidiary, will constitute valid and binding obligations of the Subsidiary, enforceable in accordance with their respective terms, except only (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent the indemnification provisions contained in this Agreement may be limited by applicable securities laws and principles of public policy.

Section 4.4 Conflicts. The execution and performance of the transactions contemplated by this Agreement and the Related Agreements by the Subsidiary and the compliance with their respective provisions by the Subsidiary will not (a) conflict with or violate the certificate of incorporation or by-laws of the Subsidiary or (b) require on the part of the Subsidiary any filing with, or any permit, authorization, consent or approval of any agency, bureau, commission, court, authority, department, official, political subdivision, tribunal or other instrumentality of any Governmental Authority except as would not have a Material Adverse Effect on the ability of the Subsidiary to complete the transactions contemplated by this Agreement or (c) result in any violation or be in conflict with or constitute, with or without the passage of time or giving of notice, either a default under any mortgage, indenture, agreement, instrument, judgment, order, writ, decree or contract or an event that would have a Material Adverse Effect on the ability of the Subsidiary to complete the transactions contemplated by this Agreement. The parties acknowledge and agree that if any provision of this Agreement is interpreted to violate the Tailwind Mortgage, then such provision shall be interpreted in a manner favorable to the Tailwind Mortgage.

Section 4.5 Title to Properties and Assets; Liens. The Subsidiary owns the East Windsor Property free and clear of all Liens other than Excepted Liens and those created by the Tailwind Mortgage.

Section 4.6 Compliance with Other Instruments. The Subsidiary is not in violation or default (i) of any provision of its certificate of incorporation or by-laws (both as amended to date) or (ii) of any provision of any mortgage, indenture, agreement, instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or (iii) of any federal or state statute, rule or regulation applicable to the Subsidiary which, with respect to clauses (ii) and (iii), could reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance by the Subsidiary of this Agreement and the Related Agreements, the consummation of the transactions contemplated hereby and thereby, will not result in any such violation or be in conflict with or constitute, with or without the passage of time or giving of notice, either a default under any mortgage, indenture, agreement, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Subsidiary (other than pursuant to the Mortgage) or the suspension, revocation, impairment, forfeiture or non-renewal of any material permit, license, authorization or approval applicable to the Subsidiary, its business or operations or any of its assets or properties.

Section 4.7 Environmental and Safety Laws. The Subsidiary is not currently in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and reasonably believes that no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

Section 4.8 Insurance. The Subsidiary carries insurance with respect to the East Windsor Property, and the Subsidiary has (i) not received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

Section 4.9 Disclosure. Neither this Agreement, the Related Agreements, nor any other written statements or certificates made or delivered by the Subsidiary herewith, when taken as a whole, contains any untrue statement of a material fact relating to the Subsidiary or omits to state a material fact which is necessary to make the statements relating to the Subsidiary contained herein or therein not misleading in light of the circumstances under which they were made.

ARTICLE V

Representations, Warranties and Covenants of the Purchaser

Purchaser hereby represents, warrants and covenants to the Company as of the Closing as follows:

Section 5.1 Organization; Good Standing; Power; Authorization. The Purchaser is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware. Purchaser has all requisite power and authority (i) to execute and deliver this Agreement and the Related Agreements to which it is a party, and (ii) carry out and perform the provisions of this Agreement and the Related Agreements. This Agreement and the Related Agreements to which Purchaser is a party, when executed and delivered by Purchaser, will constitute valid and legally binding obligations of Purchaser, enforceable in accordance with their respective terms, except only (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent the indemnification provisions contained in this Agreement and the Warrant may be limited by applicable securities laws and principles of public policy.

Section 5.2 Conflicts. The execution and performance of the transactions contemplated by this Agreement and the Related Agreements by the Purchaser and the compliance with their respective provisions by the Purchaser will not (a) conflict with or violate the certificate of incorporation or by-laws of the Purchaser, or (b) require on the part of the Purchaser any filing with, or any permit, authorization, consent or approval of any agency, bureau, commission, court, authority, department, official, political subdivision, tribunal or other instrumentality of any government so as to not have a Material Adverse Effect on the ability of the Purchaser to complete the transactions contemplated by this Agreement, or (c) result in any violation or be in conflict with or constitute, with or without the passage of time or giving of notice, either a default under any mortgage, indenture, agreement, instrument, judgment, order, writ, decree or contract or an event that would have a Material Adverse Effect on the ability of the Purchaser to complete the transactions contemplated by this Agreement.

Section 5.3 Reliance upon Purchaser’s Representations. Purchaser understands that the Securities, at the time of issuance, may not be registered under the Securities Act on the ground that the sale provided for in this Agreement, and the issuance of such Securities hereunder, is exempt from registration under the Securities Act pursuant to Section 4(2) thereof and Regulation D thereunder, and that the Company’s reliance on such exemption is predicated on the Purchaser’s representations set forth herein.

Section 5.4 Disclosure of Information. Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the Company’s business, financial condition, properties and prospects. The foregoing, however, does not limit or modify the representations and warranties of the Company and the Subsidiary in Articles III and IV of this Agreement or the right of such Purchaser to rely thereon.

Section 5.5 Investment Experience; Economic Risk. Purchaser understands that an investment in the Securities involves substantial risks. Purchaser is experienced in evaluating and investing in private placement transactions of securities of similar companies and acknowledges that Purchaser is able to fend for itself. Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of the investment in the Securities. Purchaser can bear the economic risk of Purchaser’s investment and is able, without impairing Purchaser’s financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of Purchaser’s investment.

Section 5.6 Accredited Investor. Purchaser is an “accredited investor” as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act.

Section 5.7 Residence. Purchaser represents and warrants that its principal place of business is 61 Broadway, 24th Floor, New York, NY 10006.

Section 5.8 Restricted Securities. Purchaser understands and agrees that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such federal securities laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Purchaser represents that it is aware of the current provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the securities, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares being sold during any three month period not exceeding specified limitations. The Purchaser understands that the Senior Secured Note, the Warrant and any Warrant Shares or securities issued in respect of or exchange for the Senior Secured Note or Warrant Shares, may bear a legend substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THE REGISTRATION PROVISIONS OF THE SAID ACT AND APPLICABLE STATE SECURITIES LAWS HAVE BEEN COMPLIED WITH OR UNLESS COMPLIANCE WITH SUCH PROVISIONS IS NOT REQUIRED”

The Securities may not be transferred by Purchaser unless either (i) they have been registered under the Securities Act or (ii) registration is not required under the Securities Act for the transfer of such Securities.

Section 5.9 Brokers or Finders. The Purchaser has not, and will not, incur, directly or indirectly, as a result of any action taken by Purchaser, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

ARTICLE VI

Conditions to Closing of Purchaser

The obligations of the Purchaser under Section 1.1(b) of this Agreement are subject to the fulfillment or waiver on or before the Closing of each of the following conditions:

Section 6.1 Representations, Warranties and Covenants. All representations, warranties, covenants, agreements and conditions contained in this Agreement to be true and correct, or to be performed by the Company and/or the Subsidiary, on or prior to the Closing, shall be true and correct, or shall have been performed by the Company and/or the Subsidiary prior to Closing, in all material respects.

Section 6.2 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to counsel for the Purchaser, which shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

Section 6.3 Senior Secured Note. The Company shall have executed and delivered to Purchaser the Senior Secured Note.

Section 6.4 Warrant. The Company shall have executed and delivered to Purchaser signature pages to the Warrant.

Section 6.5 Other Closing Deliverables.

(a) The Company shall have delivered to Purchaser the following:

(i) a certificate executed by the Company’s Chief Financial Officer or President on behalf of the Company certifying that the conditions specified in Section 6.1 have been satisfied; and

(ii) a certificate of the Secretary of State of Nevada with respect to the good standing of the Company.

(b) The Subsidiary shall have delivered to Purchaser a certificate executed by the Company’s Chief Financial Officer or President on behalf of the Company certifying that the conditions specified in Section 6.1 have been satisfied.

ARTICLE VII

Conditions to Closing of Company

The obligations of the Company to Purchaser under this Agreement are subject to fulfillment or waiver on or before the closing of each of the following conditions by Purchaser:

Section 7.1 Representations, Warranties and Covenants. All representations and warranties of Purchaser contained in this Agreement shall be true and correct as of the Closing.

Section 7.2 Payment of Purchase Price. The Company shall have received payment of the Purchase Price from the Purchaser, less any fees pursuant to Section 12.9.

ARTICLE VIII

Affirmative Covenants

The Company covenants and agrees that:

Section 8.1 Mortgage. The Company shall cause the Subsidiary, concurrently with its full satisfaction of its obligations pursuant to the Tailwind Mortgage, to enter into a mortgage with Purchaser, on commercially reasonably terms and in form and substance reasonably satisfactory to Purchaser (the “Mortgage”), which Mortgage shall grant to Purchaser the security interest described in Section 10.1 of this Agreement.

Section 8.2 Reporting Requirements. The Company shall deliver, or shall cause to be delivered, to the Purchaser, in each case to the extent not publicly disclosed by the Company in a report or filing available via the SEC’s EDGAR system:

(a) Notice of Default, Etc. Promptly after the Company knows that any Event of Default or any Material Adverse Effect has occurred, a notice of such Event of Default or Material Adverse Effect, describing the same in reasonable detail and the action the Company proposes to take with respect thereto; and

(b) SEC Filings, Etc. If the Company is required by law to make such reports or filings, promptly upon its becoming available, each financial statement, report, notice or proxy statement sent by the Company to stockholders generally and each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Company with or received by the Company in connection therewith from any securities exchange or the SEC or any successor agency.

Section 8.3 Litigation. To the extent not publicly disclosed by the Company in a filing available via the SEC’s EDGAR system, the Company shall promptly give to the Purchaser notice of any material litigation or proceeding against or adversely affecting the Company. The Company will promptly notify the Purchaser of any claim, judgment, Lien or other encumbrance affecting any Property of the Company if the value of the claim, judgment, Lien, or other encumbrance affecting such Property shall exceed $50,000.

Section 8.4 Maintenance, Etc. The Company shall preserve and maintain its existence and all of its material rights, privileges and franchises; keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities; comply with all Governmental Requirements if failure to comply with such requirements will have a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; upon reasonable notice, permit representatives of the Purchaser, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Purchaser; and keep, or cause to be kept, insured by financially sound and reputable insurers all Property of a character usually insured by Persons engaged in the same or similar business against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons including, without limitation, environmental risk insurance to the extent reasonably available.

Section 8.5 Performance of Obligations. The Company will pay the Senior Secured Note according to the reading, tenor and effect thereof; and the Company will do and perform every act and discharge all of the obligations provided to be performed and discharged by them under the this Agreement and the Related Agreements, at the time or times and in the manner specified.

Section 8.6 Use of Proceeds. The Company shall use the proceeds of this Agreement to fund the Company’s obligations pursuant to the Tailwind Mortgage.

ARTICLE IX

Negative Covenants

The Company covenants and agrees that:

Section 9.1 For so long as any amount of Indebtedness remains unpaid and outstanding, the Company will not incur, create, assume or permit to exist any Debt, except the following:

(a) the Indebtedness;

(b) Debt secured by the Tailwind Mortgage up to an aggregate principal amount of $3,000,000 plus applicable interest;

(c) Permitted Indebtedness; and

(d) Debt of the Company existing on the Closing which is disclosed in Schedule 9.1.

Section 9.2 Liens. For so long as any amount of Indebtedness remains unpaid and outstanding, the Company will not create, incur, assume or permit to exist any Lien on the East Windsor Property, except:

(a) Liens securing the Tailwind Mortgage;

(b) Liens securing the payment of the Indebtedness;

(c) Excepted Liens;

(d) Liens with respect to a first lien security interest in connection the incurrence of Debt related to a refinancing of the Tailwind Debt as contemplated by Section 9.1 below; and

(e) A security interest subordinated to any first lien security interest granted to Purchaser in the East Windsor Property.

Section 9.3 Investments, Loans and Advances. For so long as any amount of Indebtedness remains unpaid and outstanding, the Company will not make or permit to remain outstanding any loans or advances to any Person, except that the foregoing restriction shall not apply to accounts receivable arising in the ordinary course of business.

Section 9.4 Dividends, Distributions and Redemptions. For so long as any amount of Indebtedness remains unpaid and outstanding, the Company shall not purchase, redeem or otherwise acquire for value any of its equity interests now or hereafter outstanding, nor pay any dividends, return any capital or make any distribution of its assets (including cash) to its shareholders or other equity interest holders or (ii) repay, prepay, purchase, repurchase, or redeem any other subordinate Debt other than payments in accordance with the terms of the Debt obligations permitted per Section 9.1. The foregoing sentence shall not be interpreted as permitting any Debt not otherwise expressly permitted by the terms of this Agreement or as consented to in writing by the Purchaser.

Section 9.5 Sale of Interests in Subsidiary. For so long as any amount of Indebtedness remains unpaid and outstanding, the Company shall not sell, dispose, assign or grant any interest in the Subsidiary. For purposes of clarification, the Subsidiary shall remain wholly-owned by the Company.

Section 9.6 Mergers, Etc. For so long as any amount of Indebtedness remains unpaid and outstanding, the Company may enter into certain joint ventures and mergers, and may form new affiliated entities, but the Company will not merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property in existence at the time of Closing or assets to any other Person unless this Agreement and the Related Agreements are assumed by the surviving entity or purchaser.

Section 9.7 Senior Secured Note. The Company will not permit the proceeds of the Senior Secured Note to be used for any purpose other than those permitted by this Agreement. Neither the Company nor any Person acting on behalf of the Company has taken or will take any action which might cause the Senior Secured Note to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same.

Section 9.8 Transactions with Affiliates. For so long as any amount of Indebtedness remains unpaid and outstanding, the Company will not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement, and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate.

Section 9.9 Restricted Payments. For so long as any amount of Indebtedness remains unpaid and outstanding, the Company shall not: (i) declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or another analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of common stock of the Company or any of its subsidiaries, whether now or hereafter outstanding; or (ii) make any other distribution in respect of its common stock, either directly or indirectly, whether in cash or property or in obligations of the Company or any of its subsidiaries (collectively, the “Restricted Payments”).

Section 9.10 Negative Pledge Agreements. Except as set forth on Schedule 9.10 or as otherwise permitted by this Agreement, for so long as the Senior Secured Note, together with accrued interest and any other amounts payable in respect thereof, remains unpaid, the Company will not create, incur, assume or permit to exist any contract, agreement or understanding (other than pursuant to this Agreement and the Related Agreements) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on the East Windsor Property.

ARTICLE X

Section 10.1 Security Interest. Subject to the terms of the Tailwind Mortgage and only after the Company’s satisfaction of its obligations thereunder, as security for the payment and performance under the Senior Secured Note, the Company shall cause the Subsidiary to grant the Purchaser a first lien security interest in the East Windsor Property pursuant to the terms of the Mortgage, it being understood by Purchaser that the Subsidiary cannot enter into the Mortgage with the Purchaser until the Tailwind Mortgage is fully satisfied, at which time the first lien security interest can be perfected by the Purchaser; provided; however, that if the Company incurs Debt in a refinancing of the Tailwind Debt, the Company shall instead cause the Subsidiary to grant the Purchaser a second lien security interest in the East Windsor Property which security interest shall be subordinated to a first lien security interest of such other third party lender(s) up to an aggregate principal amount of $3,000,000 plus applicable interest.

Section 10.2 Ranking. The Senior Secured Note will rank senior to all existing and future Debt of the Company; provided, however, the Senior Secured Note shall rank junior to (i) the Tailwind Mortgage and (ii) a first lien security interest granted to third party lender(s) as contemplated by Section 10.1 above, in either case up to an aggregate principal amount of $3,000,000 plus applicable interest.

Section 10.3 Optional Prepayments. The Senior Secured Note shall be subject to prepayment in whole or in part at any time or from time to time, at the option of the Company, at the unpaid principal amount thereof plus accrued interest thereon through the date fixed for prepayment, without penalty or premium.

Section 10.4 Notice of Prepayments. Any call for prepayment of the Senior Secured Note pursuant to Section 10.3 shall be made by giving written notice to the holder of such Senior Secured Note not less than five (5) nor more than twenty (20) days prior to the date fixed for prepayment, which notice shall specify the principal amount to be prepaid. If all of the outstanding Senior Secured Note is to be prepaid, the notice of prepayment shall so state. In case the Senior Secured Note is to be prepaid in part only, the same notice of prepayment shall state the portion of the principal amount thereof to be prepaid and refer to the option available under Section 10.5 hereof to the holder of the Senior Secured Note. If notice of call for prepayment has been given as aforesaid, the principal amount to be prepaid, together with interest thereon to the date of prepayment, shall on the date designated in such notice become due and payable. From and after the date fixed for prepayment, unless the Company shall default in payment of such principal amount when so due and payable, together with interest as aforesaid, interest on such principal amount shall cease to accrue.

Section 10.5 Notation of Partial Payments. Upon any partial prepayment of the Senior Secured Note, the Senior Secured Note shall be, at the option of the holder, either (i) surrendered to the Company in exchange for a new Senior Secured Note in a principal amount equal to the principal amount remaining unpaid on the Senior Secured Note surrendered and otherwise having the same terms and provisions as the Senior Secured Note surrendered or (ii) made available to the Company at its office designated as herein provided, for notation thereon of the portion of the principal so prepaid.

ARTICLE XI

Events of Default

Section 11.1 Events of Default. If any of the following events (herein called “Events of Default”) shall occur:

(a) the Company shall default in the payment of any installment of interest or any other amount payable on or under the Senior Secured Note for more than five (5) business days after the same shall become due and payable and is continuing;

(b) the Company shall default in any material respect in the performance of or compliance with any provision of Article VIII hereof and such default shall not have been cured within ten (10) business days after written notice thereof by the holder of the Senior Secured Note;

(c) the Company shall default in any material respect in the performance of or compliance with any provision of Article IX hereof and such default shall not have been cured within ten (10) business days after written notice thereof by the holder of the Senior Secured Note;

(d) the Company shall default in any material respect the performance of or compliance with any other agreement, condition or term contained herein (other than those referred to above) or in any of the Related Agreements, and such default shall not have been cured within twenty (20) days after written notice thereof by the holder of the Senior Secured Note;

(e) any representation or warranty made to the Purchaser by or on behalf of the Company and/or the Subsidiary in or pursuant to this Agreement or the Mortgage shall prove to have been false or incorrect in any material respect on the date on which it was made;

(f) the Company shall default in the performance of or compliance with any other agreement or document evidencing indebtedness of greater than $150,000.

(g) the Company pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Receiver of it or for any substantial part of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) or takes any comparable action under any foreign laws relating to insolvency and fails to file a bankruptcy plan of reorganization within 180 days;

(h) a court of competent jurisdiction enters an order or decree under any bankruptcy law that: (i) is for relief against the Company in an involuntary case; (ii) appoints a receiver or administrator of the Company or for any substantial part of its property or any subsidiary; or (iii) orders the winding up or liquidation of the Company; or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for sixty (60) days;

(i) any final judgment for the payment of money shall be rendered against the Company and the same shall remain undischarged for a period of thirty (30) consecutive days during which (A) execution shall not be stayed or (B) such liability shall not be bonded and the aggregate amount of such final judgment for the payment of money shall exceed $150,000;

then and in any such event the holder of the Senior Secured Note may at any time (unless all defaults theretofore or thereupon shall have been remedied) at its option, by written notice to the Company, declare the Senior Secured Notes to be due and payable, whereupon the same shall forthwith mature and become due and payable without presentment, demand, protest or other notice, all of which are hereby waived. In the case of an Event of Default under Section 11.1(g) or 11.1(h), no written notice is required and the Senior Secured Note shall become automatically due and payable.

Section 11.2 Remedies on and Notices of Default. In case any one or more Events of Default shall occur, the holder of the Senior Secured Note at the time outstanding may proceed to protect and enforce the rights of such holder by a suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in such Senior Secured Note, or for an injunction against a violation of any of the terms or provisions hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law. In case of a default under this Agreement or the Mortgage, the Company shall pay to the holder of the Senior Secured Note such further amount as shall be sufficient to cover the reasonable cost and expense of enforcement, including, without limitation, reasonable attorneys fees. If the holder of the Senior Secured Note shall give any notice or take any other action in respect of a claimed default, the Company shall forthwith give written notice thereof to all other holders of the Senior Secured Note at the time outstanding, describing the notice or action and the nature of the claimed default. No course of dealing and no delay on the part of any holder of the Senior Secured Note in exercising any right shall operate as a waiver thereof or otherwise prejudice such holder’s rights or the rights of the holder of the Senior Secured Note. No remedy conferred hereby or by the Senior Secured Note upon any holder thereof shall be exclusive of any other remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

ARTICLE XII

Miscellaneous

Section 12.1 Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. THE PARTIES AGREE THAT EXCLUSIVE JURISDICTION AND VENUE FOR RESOLUTION OF ANY DISPUTES ARISING PURSUANT TO OR RELATING TO THIS AGREEMENT SHALL BE IN THE UNITED STATES FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK.

Section 12.2 Survival of Warranties. The representations, warranties and covenants of the Company and the Purchaser contained herein or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

Section 12.3 Successors and Assigns. Except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors, assigns, heirs, executors and administrators of the parties to this Agreement. Purchaser may, subject to the provisions of Section 4.8, sell participations in the Senior Secured Note and sell the Senior Secured Note and/or the Securities in whole or in part; provided that no such participation shall be in an amount less than $100,000. If the Purchaser sells or transfers all or any portion of the Senior Secured Note or Warrant, the Company shall promptly issue a new Senior Secured Note or Warrant at the Company’s sole cost and expense, provided that the new purchaser represents in writing the representations contained in Sections 5.5, 5.6, and 5.8 of this Agreement to the extent applicable. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Company cannot assign or delegate its rights or duties under this Agreement.

Section 12.4 Conflicts. In the event of any substantive conflict between this Agreement and the schedules appended hereto, the terms of the Agreement shall govern.

Section 12.5 Entire Agreement. This Agreement, including the exhibits and schedules attached to this Agreement, the Related Agreements and any other documents delivered pursuant to this Agreement constitute the full and entire understanding and agreement among the parties with regard to the subject matter hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

Section 12.6 Amendment. Except as expressly provided herein, neither this Agreement nor any term of this Agreement may be amended, waived, discharged or terminated. Any amendment to this Agreement must be accomplished by a written instrument and signed by holders of a majority in principal amount of the outstanding Senior Secured Notes outstanding at the time of such Amendment. Amendments made in accordance with this Section 12.6 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted or exchanged or for which such securities have been exercised), and each future holder of all such securities and the Company.

Section 12.7 Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered personally by hand or by courier, mailed by United States first-class mail, postage prepaid, or sent by facsimile directed (a) if to the Purchaser, c/o Jonathan Levine, Esq., Andrews Kurth LLP, 450 Lexington Avenue, 15th Floor, New York, New York, 10017, facsimile: (212) 850-2929 (b) if to the Company or Subsidiary, to its address or facsimile number set forth on its signature page to this Agreement and directed to the attention of the Chief Executive Officer, or at such other address or facsimile number as the Company or the Subsidiary may designate by ten days’ advance written notice to Purchaser, with a required copy to be delivered to Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, NY 10022, Attn: Robert L. Kohl, Esq. All such notices and other communications shall be effective or deemed given upon personal delivery, on the date of mailing or upon confirmation of facsimile transfer.

Section 12.8 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to Purchaser, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of Purchaser nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Purchaser of any breach or default under this Agreement, or any waiver on the part of Purchaser of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Purchaser, shall be cumulative and not alternative.

Section 12.9 Expenses. The Company shall pay, at the Closing, the reasonable fees and expenses of Purchaser’s counsel related to the transactions contemplated herein and in the Related Agreements. Such fees and expenses shall be paid from the Purchase Price at Closing and shall not exceed $25,000.

Section 12.10 Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Related Agreements, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

Section 12.11 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

Section 12.12 Interpretation. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

Section 12.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable, and all of which together shall constitute one instrument.

Section 12.14 Indemnification.

(a) The Company, without limitation as to time, assumes liability for and agrees to indemnify, defend and hold harmless the Purchaser, or any other holder of the Senior Secured Note, and its officers, directors, stockholders, partners, employees, agents and affiliates (collectively, “Indemnified Persons”) from and against, all losses, claims, damages, liabilities, obligations, fines, penalties, judgments, settlements, costs, expenses and disbursements (including attorneys’ fees and expenses) (collectively, “Losses”) (i) arising out of or related to any breach or inaccuracy of any representation or warranty of the Company contained in this Agreement, which shall survive for the applicable statute of limitations; (ii) any non-fulfillment or breach of any covenant or agreement of the Company contained in this Agreement or the Related Agreements; or (iii) incurred in connection with any suit, action, proceeding, claim, investigation, liability or obligation (an “Action or Proceeding”) against any Indemnified Person arising out of or in connection with this Agreement or the Related Agreements (or any other document or instrument executed pursuant hereto or thereto), or the transactions contemplated herein or therein, other than (a) Losses that are finally determined in such Action or Proceeding to be primarily and directly a result of (1) the gross negligence or willful misconduct of such Indemnified Person, (2) a breach of a fiduciary duty, if any, owed by such Indemnified Person to the Company, (3) the knowing violation of applicable law by such Indemnified Person, or (4) a transaction from which such Indemnified Person received an improper personal benefit, or (b) Losses arising from or relating to any claim by the Company against the Purchaser for breach of any representation or covenant of Purchaser contained in this Agreement or any Related Agreement to which the Purchaser is a party (a “Direct Claim”). The Company agrees to reimburse each Indemnified Person promptly for all such Losses, other than Losses by Purchaser arising from or relating to a Direct Claim, which shall be reimbursed to such Indemnified Person as they are incurred by such Indemnified Person after the Company receives a written undertaking by or on behalf of such Indemnified Person to reimburse the Company for any payments made by the Company to such Indemnified Person if it is finally determined in such Action or Proceeding that such Indemnified Person is not entitled to indemnification pursuant to clause (iii) above. The obligations of the Company to each Indemnified Person under this Section 12.14 will be separate and distinct obligations and will survive any transfer of securities by Purchaser and the expiration or termination of this Agreement or the Related Agreements.

(b) Promptly after receipt by an Indemnified Person under this Section 12.14 of notice of the threat or commencement of any Action or Proceeding, such Indemnified Person will, if a claim in respect thereof is to be made against the Company or other indemnifying party under this Section 12.14, notify the indemnifying party in writing of the claim; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any Indemnified Person under the indemnity provisions contained in this Section 12.14 except to the extent it is materially prejudiced as a result of such failure. In case any such Action or Proceeding is brought against any Indemnified Person and such Indemnified Person seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Person; provided, however, if the defendants in any such Action or Proceeding include both the Indemnified Person and the indemnifying party and the Indemnified Person shall have reasonably concluded based on the advice of counsel that a conflict exists between the positions of the indemnifying party and the Indemnified Person in conducting the defense of any such Action or Proceeding, or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, in either case such that a single counsel would be prohibited by applicable principles of legal ethics from representing both the indemnifying party and the Indemnified Person, the Indemnified Person or parties subject to such conflict shall have the right to select separate one separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Person or parties. Upon receipt of notice from the indemnifying party to such Indemnified Person of its election so to assume the defense of such action and approval by the Indemnified Person of counsel, which approval shall not be unreasonably withheld, the indemnifying party will not be liable to such Indemnified Person under this Section 12.14 for any legal or other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof unless: (i) the Indemnified Person shall have employed such counsel pursuant to the existence of a legal conflict of interest in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel representing all of the similarly situated indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

Section 12.15 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties to this Agreement, and an executed copy of this Agreement may be delivered by one or more parties to this Agreement by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party to this Agreement, all parties to this Agreement agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

NEXMED, INC.

By:/s/ Mark Westgate
Name: Mark Westgate
Title: Vice President and Chief Financial Officer

89 Twin River Drive
East Windsor, New Jersey 08520

NEXMED (U.S.A.), INC.

By:/s/ Mark Westgate
Name: Mark Westgate
Title: Vice President and Chief Financial Officer

89 Twin River Drive
East Windsor, New Jersey 08520

METRONOME LPC 1, INC.

By:/s/
Name:
Title:

EXHIBIT A

Form of Senior Secured Note

EXHIBIT B

Form of Warrant